UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2004

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-3880 (Commission File Number)	13-1086010 (IRS Employer or Identification No.)

6363 Main Street, Williamsville, New York (Address of principal executive offices)	14221 (Zip Code)

Registrant's telephone number, including area code:	(716) 857-7000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        As of October 11, 2004, National Fuel Gas Company (the “Company”) designated James A. Beck, President of Seneca Resources Corporation, the Company’s exploration and production subsidiary, as a participant in the Company’s Executive Life Insurance Plan. Under the plan, the Company may pay an insurance carrier up to $15,000 per year for one or more life insurance policies selected and owned by a participant in the plan. Participants in the plan are officers of the Company or its subsidiaries, age 50 or older, designated by the Chief Executive Officer. Annual payments by the Company under the plan will be taxable compensation to the participant and will terminate upon termination of the participant’s employment with the Company or its subsidiaries.

Item 1.02    Termination of a Material Definitive Agreement

        On November 11, 2004, the Company and Mr. Beck terminated by mutual agreement their Split Dollar Insurance Agreement, dated March 6, 2000. Pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K, the Company had deemed the Split Dollar Insurance Agreement a material management contract. The parties terminated the agreement as a result of changes in the law effected by the Sarbanes-Oxley Act of 2002. The Company had not advanced any premiums under the agreement since enactment of that act.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY By: /s/ James R. Peterson James R. Peterson Assistant Secretary